Exhibit 99.1
BigBand Announces Second Quarter 2010 Results
REDWOOD CITY, Calif., August 4th, 2010 (BUSINESS WIRE) — BigBand Networks, Inc., (NASDAQ: BBND), a leader in digital video networking, today reported financial results for the second quarter ended June 30, 2010.
Revenues for the second quarter of 2010 were $26.4 million, compared to $39.0 million for the second quarter of 2009. GAAP net loss for the second quarter of 2010 was $9.6 million, or ($0.14) per share, compared to GAAP net income of $3.1 million, or $0.04 per diluted share, reported in the second quarter of 2009.
On a non-GAAP basis, the Company reported a net loss of $5.1 million, or ($0.07) per share, in the second quarter of 2010. This compares to net income of $6.0 million, or $0.09 per diluted share, reported in the second quarter of 2009. Second quarter 2010 non-GAAP results exclude primarily $3.6 million in stock-based compensation expense and $1.0 million related to restructuring charges. Our non-GAAP results for the quarters reflect the adjustments described in the Reconciliation of GAAP to non-GAAP Financial Measures attached to this press release.
The Company closed the second quarter of 2010 with $163.1 million in cash and marketable securities.
“During the second quarter, we increased our Switched Digital Video footprint to more than 37 million households and worked with customers to advance their IPTV deployments,” commented Amir Bassan-Eskenazi, President and CEO of BigBand Networks. “I am encouraged by the progress we have made in our products and technology. We expect these investments to yield long-term growth and shareholder value.”
Third Quarter 2010 Business Outlook:
For the third quarter of 2010, management provides the following outlook:
•	Net revenues are expected to be in the range of $24 million to $27 million.

•	GAAP gross margins are expected to be in the range of 52% to 54%.

•	Non-GAAP gross margins are expected to be in the range of 54% to 56%.

•	GAAP operating expenses are expected to be in the range of $22.0 million to $22.5 million.

•	Non-GAAP operating expenses, excluding stock-based compensation expense, are expected to be in the range of $19.0 million to $19.5 million.

•	GAAP net loss per share is expected to be in the range of ($0.11) to ($0.14).

•	Non-GAAP net loss per share is expected to be in the range of ($0.06) to ($0.09).
The following table shows our non-GAAP outlook for the quarter ending September 30, 2010 reconciled to our GAAP outlook.

	Estimated Loss per Share
	Low	High
GAAP net loss	($0.11)	($0.14)
Stock-based compensation and related income taxes	0.05	0.05

Non-GAAP net loss	($0.06)	($0.09)

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense and related taxes, or restructuring charges in managing our operations. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation relates to these charges being non-cash in nature. We exclude restructuring charges, as they are one-time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.
As a result, our management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables readers of these financial results to have a better understanding of the overall performance of our ongoing business operations in the periods presented.
Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Conference Call Details for August 4, 2010
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +1-888-549-7704 for the U.S. or Canada and +1-480-629-9857 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on August 4, 2010 until 11:59 p.m. Pacific Time on August 11, 2010, by dialing +1-800-406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4329716#.
Cautionary Statement
The statements in this release regarding our progress on newer products, the impact of these newer products on our future growth and shareholder value, and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending September 30, 2010 (including revenues, gross margins, operating expenses and loss per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; our ability to develop our new products on a timely basis; the financial strengths of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K for fiscal year 2009. You can obtain copies of the reports on the SEC’s Web site (http://www.sec.gov).
Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 4, 2010 press release, or to reflect the occurrence of unanticipated events.
About BigBand Networks

BigBand Networks, Inc. (NASDAQ: BBND) provides service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks’ has done business with more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia and Europe. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.
BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of June 30,	As of December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$33,058	$24,894
Marketable securities	130,035	147,014

Total cash, cash equivalents and marketable securities	163,093	171,908
Accounts receivable, net	6,644	18,495
Inventories, net	7,703	4,933
Prepaid expenses and other current assets	4,759	6,177

Total current assets	182,199	201,513

Property and equipment, net	9,911	11,417
Goodwill	1,656	1,656
Other non-current assets	8,923	9,002

Total assets	$202,689	$223,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,187	$9,483
Accrued compensation and related benefits	5,459	5,023
Current portion of deferred revenues, net	30,582	32,428
Current portion of other liabilities	5,119	7,083

Total current liabilities	45,347	54,017

Deferred revenues, net, less current portion	10,434	12,438
Other liabilities, less current portion	1,978	2,642
Accrued long-term Israeli severance pay	4,663	4,215

Stockholders’ equity:
Common stock	69	67
Additional paid-in-capital	292,429	283,704
Accumulated other comprehensive (loss) income	(202)	124
Accumulated deficit	(152,029)	(133,619)

Total stockholders’ equity	140,267	150,276

Total liabilities and stockholders’ equity	$202,689	$223,588

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net revenues:
Products	$16,605	$22,221	$41,486	$56,148
Services	9,788	16,805	17,142	26,766

Total net revenues	26,393	39,026	58,628	82,914

Cost of net revenues:
Products	9,402	10,918	23,326	25,982
Services	3,032	3,113	6,309	6,284

Total cost of net revenues	12,434	14,031	29,635	32,266

Gross profit	13,959	24,995	28,993	50,648

Operating expenses:
Research and development	13,110	11,127	26,602	22,610
Sales and marketing	5,998	5,855	12,048	12,304
General and administrative	4,010	4,962	8,536	9,497
Restructuring charges	1,039	—	1,039	1,356
Class action litigation charges	—	477	—	477

Total operating expenses	24,157	22,421	48,225	46,244

Operating (loss) income	(10,198)	2,574	(19,232)	4,404
Interest income	337	690	852	1,593
Other (expense) income, net	(95)	130	(183)	(93)

(Loss) income before (benefit from) provision for income taxes	(9,956)	3,394	(18,563)	5,904
(Benefit from) provision for income taxes	(315)	319	(153)	547

Net (loss) income	$(9,641)	$3,075	$(18,410)	$5,357

Basic net (loss) income per common share	$(0.14)	$0.05	$(0.27)	$0.08

Diluted net (loss) income per common share	$(0.14)	$0.04	$(0.27)	$0.08

Shares used in GAAP basic net (loss) income per common share	68,018	65,753	67,667	65,309

Shares used in GAAP diluted net (loss) income per common share	68,018	68,771	67,667	68,519

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30, 2010
		Stock-based
		Compensation	Restructuring
	GAAP Results	and Income Taxes	charges	Non-GAAP Results

Net revenues:
Products	$16,605	$—	$—	$16,605
Services	9,788	—	—	9,788

Total net revenues	26,393	—	—	26,393

Cost of net revenues:
Products	9,402	(355)	—	9,047
Services	3,032	(255)	—	2,777

Total cost of net revenues	12,434	(610)	—	11,824

Gross profit	13,959	610	—	14,569

Operating expenses:
Research and development	13,110	(1,365)	—	11,745
Sales and marketing	5,998	(642)	—	5,356
General and administrative	4,010	(1,008)	—	3,002
Restructuring charges	1,039	—	(1,039)	—

Total operating expenses	24,157	(3,015)	(1,039)	20,103

Operating loss	(10,198)	3,625	1,039	(5,534)
Interest income	337	—	—	337
Other expense	(95)	—	—	(95)

Loss before benefit from income taxes	(9,956)	3,625	1,039	(5,292)
Benefit from income taxes	(315)	104	—	(211)

Net loss	$(9,641)	$3,521	$1,039	$(5,081)

Basic net loss per common share	$(0.14)			$(0.07)

Diluted net loss per common share	$(0.14)			$(0.07)

Shares used in basic net loss per common share	68,018			68,018

Shares used in diluted net loss per common share	68,018			68,018

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Six Months Ended June 30, 2010
		Stock-based	Restructuring
	GAAP Results	Compensation	charges	Non-GAAP Results

Net revenues:
Products	$41,486	$—	$—	$41,486
Services	17,142	—	—	17,142

Total net revenues	58,628	—	—	58,628

Cost of net revenues:
Products	23,326	(684)	—	22,642
Services	6,309	(492)	—	5,817

Total cost of net revenues	29,635	(1,176)	—	28,459

Gross profit	28,993	1,176	—	30,169

Operating expenses:
Research and development	26,602	(2,687)	—	23,915
Sales and marketing	12,048	(1,311)	—	10,737
General and administrative	8,536	(2,209)	—	6,327
Restructuring charges	1,039	—	(1,039)	—

Total operating expenses	48,225	(6,207)	(1,039)	40,979

Operating loss	(19,232)	7,383	1,039	(10,810)
Interest income	852	—	—	852
Other expense	(183)	—	—	(183)

Loss before benefit from income taxes	(18,563)	7,383	1,039	(10,141)
Benefit from income taxes	(153)	125	—	(28)

Net loss	$(18,410)	$7,258	$1,039	$(10,113)

Basic net loss per common share	$(0.27)			$(0.15)

Diluted net loss per common share	$(0.27)			$(0.15)

Shares used in basic net loss per common share	67,667			67,667

Shares used in diluted net loss per common share	67,667			67,667

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

GAAP and Non-GAAP net revenues as reported	$26,393	$39,026	$58,628	$82,914

GAAP cost of net revenues as reported	$12,434	$14,031	$29,635	$32,266
Inventory recovery relating to CMTS platform	—	43	—	73
Stock-based compensation expense	(610)	(520)	(1,176)	(959)

Non-GAAP cost of net revenues	$11,824	$13,554	$28,459	$31,380

GAAP gross profit as reported	$13,959	$24,995	$28,993	$50,648
Inventory recovery relating to CMTS platform	—	(43)	—	(73)
Stock-based compensation expense	610	520	1,176	959

Non-GAAP gross profit	$14,569	$25,472	$30,169	$51,534

As a percentage of net revenues:
GAAP gross profit as reported	52.9%	64.0%	49.5%	61.1%

Non-GAAP gross profit	55.2%	65.3%	51.5%	62.2%

GAAP operating (loss) income as reported	$(10,198)	$2,574	$(19,232)	$4,404
Inventory recovery relating to CMTS platform	—	(43)	—	(73)
Stock-based compensation expense:
- Cost of net revenues	610	520	1,176	959
- Research and development	1,365	1,191	2,687	2,220
- Sales and marketing	642	580	1,311	1,064
- General and administrative	1,008	1,188	2,209	2,250
Restructuring charges	1,039	—	1,039	1,356
Class action litigation charges	—	477	—	477

Non-GAAP operating (loss) income	$(5,534)	$6,487	$(10,810)	$12,657

GAAP net (loss) income as reported	$(9,641)	$3,075	$(18,410)	$5,357
Inventory recovery relating to CMTS platform	—	(43)	—	(73)
Stock-based compensation expense	3,625	3,479	7,383	6,493
Restructuring charges	1,039	—	1,039	1,356
Class action litigation charges	—	477	—	477
Tax adjustments	(104)	(961)	(125)	(1,466)

Non-GAAP net (loss) income	$(5,081)	$6,027	$(10,113)	$12,144

Basic Non-GAAP net (loss) income per common share	$(0.07)	$0.09	$(0.15)	$0.19

Diluted Non-GAAP net (loss) income per common share	$(0.07)	$0.09	$(0.15)	$0.18

Shares used in Basic Non-GAAP net (loss) income per common share	68,018	65,753	67,667	65,309

Shares used in Diluted Non-GAAP net (loss) income per common share	68,018	68,771	67,667	68,519